EXHIBIT 5.1

                             LIONEL SAWYER & COLLINS
                                ATTORNEYS AT LAW
                           1100 BANK OF AMERICA PLAZA
                             50 WEST LIBERTY STREET
                               RENO, NEVADA 89501
                                 (775) 788-8666
                                      ----
                               FAX (775) 788-8682



                               September 19, 2000



FiberCore, Inc.
253 Worcester Road, P.O. Box 180
Charlton, MA 01507

        Re: FiberCore, Inc. Registration Statement on Form S-3 for 9,442,757
            Shares of Common Stock

Ladies and Gentlemen:

      We have acted as special Nevada counsel to FiberCore, Inc., a Nevada corporation (the "Company"), in connection with the registration by the Company of up to 9,442,757 shares of the Company's Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Registration Statement.

      This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

      The Shares consist of (i) 4,200,000 shares of common stock of the Company that the company intends to sell from time to time (the "Shelf Shares"), (ii) 1,886,145 shares of the common stock of the Company (the "Issued Shares"), previously issued to Crescent International Ltd. ("Crescent") (iii) 699,726 shares of common stock of the Company issuable upon exercise of warrants (the "Crescent Warrants") issued to Crescent, (iv) 2,200,000 shares of common stock of the Company issuable upon conversion of the $5.5 million of outstanding convertible debt pursuant to two notes (the "Notes") issued by the Company to Crescent and (v) 456,886 shares of common stock of the Company issuable upon exercise of warrants (the "Gruntal Warrants") issued to Gruntal & Co., LLC (the Crescent Warrants and the Gruntal Warrants are referred to collectively as the "Warrants"; the Shares described in items (iii), (iv) and (v) are referred to collectively as the "Future Shares").

      We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and the Warrants



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and the Note. We have relied upon the certificates of
all public officials and corporate officers and the certificate of the Transfer Agent for the Company as to the number of shares of the Company's common stock which are issued and outstanding, with respect to the accuracy of all matters contained therein. Based on such review, we are of the opinion

      1. The Issued Shares have been duly authorized and legally issued and are fully paid and nonassessable.

      2. The Future Shares have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the respective Warrants and the Notes, the Future Shares will be legally issued, fully paid and nonassessable.

      3. Assuming (i) adoption by the Company's Board of Directors of a resolution (the "Issuing Resolution") in form and content as required by applicable law authorizing issuance of the Shelf Shares and (ii) the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the Issuing Resolution, the Shelf Shares will be duly authorized, legally issued, fully paid and nonassessable.

      Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

      This opinion is rendered solely in connection with registration and issuance of the Shares. It may not be relied upon for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm. Notwithstanding the foregoing, we consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                    Very truly yours

                                    /s/ Lionel Sawyer & Collins
                                    -----------------------------------
                                    Lionel Sawyer & Collins




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